HOUSEHOLD

TECHNOLOGY

Ken Harvey
Group Executive – Chief Information Officer

January 22, 2003

ENTERPRISE DECISIONING FLOW


Inbound Channels
Internet
Auto dealers
Branch Network
Merchant
Batch Vendor
Third Party
Call Centers
Global Underwriting (Annualized Decisions)
Global Credit Bureau
Global Decisioning 116.6 Million
Global Data Verification
Consumer Lending 6.3 Million
Retail Card 11.1Million
Credit Card 28.4 Million
Automotive 35.9 Million
Refund Lending 8.8 Million
Insurance Rollout 2003
Customer Care 25.1 Million
Offer Optimization 8 Million (Second Offers)
CUSTOMER

EMETRICS – ONLINE VISITORS, ACCOUNTS & LOANS

eCommerce – 2002, 2001 & 2002



7,000,000
6,000,000
5,000,000
4,000,000
3,000,000
2,000,000
1,000,000
0
Internet Originated Receivables ($000's)
Monthly Unique Visitors
Number of Internet Originated or Serviced Accounts
J M M J S N J M M J S N J M M J S
2000
2001
2002

CREDIT CARD SERVICES

eCommerce

Account Origination and eCare for Six Portfolios

2002 eCare Highlights:

- 1,542,779 new enrollees, Total = 3,213,287 Registered Customers
- 1.2 M Registered Bill Pay users made 8.9M payments totaling $2.667 B.

2002 Online Application Highlights:

- 767K Pre-selected Offer applicants, 500K Approved (65%)
- 906K "Walk-in" Applicants, 198K Approved (22%)

HOUSEHOLD